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                                                                   EXHIBIT 99


          [LETTERHEAD OF FRB WEBER SHANDWICK FINANCIAL COMMUNICATIONS]


                                                            RE: HARDINGE INC.
                                                            ONE HARDINGE DRIVE
                                                            ELMIRA, NY 14902
                                                            (NASDAQ: HDNG)


AT THE COMPANY:                  AT FRB | WEBER SHANDWICK:
Richard L. Simons                Kerry Thalheim           John McNamara
Exec VP & CFO                    General Inquiries        Analyst Inquiries
(607) 378-4202                   (212) 445-8437           (212) 445-8435


FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 3, 2002


HARDINGE ANNOUNCES REDUCTION IN NORTH AMERICAN WORKFORCE


ELMIRA, N.Y., OCTOBER 3, 2002 -- Hardinge Inc. (Nasdaq: HDNG), a leading producer of advanced material-cutting solutions, today announced a reduction of 40 people, or approximately 7% of its North American workforce. The reduction in people and production levels is in response to the continuing recession in manufacturing in the United States, and the impact that has had on capital spending.

J. Patrick Ervin, President and Chief Executive Officer, commented, "It is very difficult to make these moves, given their impact on employees and their families. However, the U.S. machine tool industry continues to be in its deepest slump in decades. Figures from the industry's trade association, the Association for Manufacturing Technology, have shown year to date orders are 25% below orders in the same period of 2001. And this is a comparison to a very slow 2001 when orders were about 22% below the year 2000."

I mentioned in our second quarter earnings release that we would reduce our operating levels if demanded by market conditions. Recent order trends have shown no improvement in consumption of machine tools in North America. We had hoped that the biannual trade show, the International Manufacturing Technology Show held in early September in Chicago, would provide an improvement in our outlook. The show was successful as a showcase for our latest machines and technology, and we received many inquiries from the show. However, we have not yet seen any signs of increased order activity."

We plan to announce our third quarter results on October 25th. As we had mentioned in our last earnings release, we do anticipate net losses in the third quarter, but anticipate positive cash flow from operations. It is our job during these difficult times to ensure production levels mirror demand and to manage our inventory levels and cash flows. Actions such as those taken today will improve our positive cash flows and ongoing debt reductions. It is essential that we preserve our strong financial condition and leadership position in the industry. This will position us for superior performance once the markets recover."

We are still working out the details of our anticipated alliance with Bridgeport International which was announced in September. The manufacturing of Bridgeport kneemills in our Elmira, NY facility should enable us to recall some of these workers as implementation progresses."


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Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs, manufactures, and sells computer-numerically controlled metal-cutting lathes, machining centers, grinding machines, and other industrial products. The Company has manufacturing facilities in the United States, Switzerland, Taiwan and China, and distributes products throughout the world. Worldwide employment is approximately 1,200. The Company's common stock trades on NASDAQ under the symbol "HDNG." For more information, please visit the Company's website at www.hardinge.com.

THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.